UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Filed pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 14, 2005
PRENTISS PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-14516	75-2661588
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
3890 West Northwest Hwy, Suite 400, Dallas, Texas 75220
(Address of principal executive offices)
(214) 654-0886
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events
     Prentiss Properties Trust (the “Company”) is revising its historical financial statements in connection with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). During the quarter ended September 30, 2005, the Company reclassified certain properties to assets held for sale and in compliance with SFAS 144 has reported revenue and expenses from the reclassification of these properties as discontinued operations for each period presented in its quarterly report for the quarter ended September 30, 2005 (including the comparable periods of the prior year). Under SEC requirements, the same reclassification as discontinued operations required by SFAS 144 following the reclassification of these properties is required for previously issued annual financial statements for each of the three years shown in the Company’s last annual report on Form 10-K, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the reclassification. This reclassification has no effect on the Company’s reported net income.
     This Report on Form 8-K updates Items 6, 7, 8 and 15(a)1 of the Company’s 2004 Form 10-K filed on March 15, 2005, to reflect the reclassification of certain properties to assets held for sale during the quarter ended September 30, 2005 as discontinued operations. All other items of the Form 10-K remain unchanged. The unchanged and updated sections of the Company’s Form 10-K are attached hereto as exhibit 99.1. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Prentiss Properties Trust Updated Form 10-K

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRENTISS PROPERTIES TRUST

Date: November 14, 2005	By:	/s/ Scott W. Fordham

Scott W. Fordham Senior Vice President and Chief Accounting Officer

3